UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2015 (August 12, 2015)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2015, the American Power Group, Inc. subsidiary (“APGI”) of American Power Group Corporation (the “Company”) entered into an exclusive license agreement with Trident Resources LLC, a North Dakota limited liability company (“Trident”). Pursuant to the license, APGI acquired the exclusive worldwide right, with the right to grant sublicenses, to commercialize Trident’s proprietary Natural Gas Liquids (“NGL”) process technology. Trident’s modular and mobile NGL systems process flared wellhead gas, converting the gas into hydro-carbon liquids, commonly referred to as NGL. A portion of the NGL being processed by Trident is sold as fuel, emulsifiers/dilutants or as feed stock to be further processed by refiners. The majority of the remaining NGL is comprised of methane which, if further processed, can produce pipeline grade natural gas for use in stationary and vehicular engines utilizing APGI’s Fueled By Flare™ dual fuel solution.

In consideration of the license, the Company issued 2,000,000 shares of its common stock, $.01 par value per share, to Trident. Trident has agreed that, with certain exceptions, it will not sell or otherwise dispose of any of the shares for a period of one year after the date of the license.

In further consideration of the license, APGI will be required to pay royalties to Trident in the amount of 5.1% of the annual pre-tax net income of APGI’s newly formed NGL division. The royalties payable to Trident will be reduced to 3.0% of the division’s annual pre-tax net income from and after the date that the sum of all royalties paid to Trident under the license equals $15,000,000 on a cumulative basis, and will be eliminated altogether from and after the date that the sum of all royalties paid to Trident equals $36,000,000 on a cumulative basis. Upon the receipt by Trident of $36,000,000 in cumulative royalties, all right, title and interest in the licensed technology will be transferred to APGI, without further consideration.

APGI also purchased two of Trident’s NGL processing systems for a total of $1,716,500. In payment for this equipment, APGI issued Trident a promissory note in the principal amount of $832,000, which is payable in 12 equal monthly installments of principal and interest at 6.75% commencing September 2015, and a second promissory note in the principal amount of $884,500, which is payable in 36 equal monthly installments of principal and interest at 6% commencing September 2016. These notes are secured by liens on the purchased equipment.

Thomas Lockhart, Trident’s sole owner, became an employee of APGI effective as of the completion of these transactions.

Copies of the agreements and instruments described above will be included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2015. The foregoing description of such exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of each of such exhibits, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference. The shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure

On August 13, 2015, the Company issued a press release announcing the matters described in Item 1.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

99.1	Press Release issued by American Power Group Corporation, dated August 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: August 18, 2015